                                                                   Exhibit 10.3

ORCHID BIOSCIENCES, INC. HAS REQUESTED THAT THE MARKED PORTIONS OF THIS DOCUMENT BE ACCORDED 406 CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT, AS AMENDED.

[*] CONFIDENTIAL MATERIAL OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


            LICENSE AND SUPPLY AGREEMENT FOR AUTOMATED SNP ANALYSIS

     THIS AGREEMENT, dated June 12, 2000 (the "Effective Date"), is between ORCHID BIOSCIENCES, INC., a corporation organized and existing under the laws of the State of Delaware, having a principal place of business at 303 College Road East, Princeton, New Jersey 08543 ("Orchid"), and BRISTOL-MYERS SQUIBB COMPANY, a corporation organized and existing under the laws of the State of Delaware, having a principal place of business at Route 206 and Province Line Road, Princeton, New Jersey 08543-4000 ("CUSTOMER").

     WHEREAS, Orchid develops and /or manufactures SNPstream Instruments(TM), Software Packages, Consumables and Systems to perform automated SNP analysis;

     WHEREAS, Orchid makes its SNPstream Instruments, Software Packages, Consumables, and Intellectual Property available for purchase or license both separately and as part of Systems that provide turnkey ability for performing automated SNP analysis; and

     WHEREAS, CUSTOMER desires to have Orchid provide it with a turnkey System for performing automated SNP analysis;

     NOW THEREFORE, the parties agree as follows:

1.  Definitions

     For all purposes of this Agreement, the following terms have the meanings set forth below:

     1.1 "Affiliate" means any legal entity directly or indirectly controlling, controlled by or under common control with a party to this Agreement. For purposes of this Agreement, "control" means the direct or indirect ownership of more than fifty percent (50%) of the outstanding voting securities of the legal entity, or the right to receive more than fifty percent (50%) of the profits or earnings of the legal entity, or the right to direct the policy decisions of the legal entity.

     1.2 "Analytic Software" means software for the analysis of data generated by the SNPstream Instrument.

     1.3 "Assay Data" means all CUSTOMER assay or research plans, methods, objectives, results or analyses, DNA sequences, polymorphisms, genes, experimental protocols, genotyping results and other information relating to CUSTOMER's use of the System.

     1.4 "Authorized Representative" means a company or individual who is authorized by Orchid to perform certain limited obligations under this Agreement.

     1.5  "Consumables" means SNP Assay Kits and other items listed on Schedule
          1.5 as amended from time to time.

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     1.6  "Improvements" means any and all new and useful processes, manufactures, compositions of matter or methods of use, first conceived, reduced to practice or developed after the Effective Date, and during the term of this Agreement, by CUSTOMER or its employees, consultants or contractors.

     1.7 "Intellectual Property" means the patents, patent applications, copyrights and Know How relating to SNPstream Instruments, Software Packages, Consumables and Systems for performance of SNP-IT, owned by or licensed to Orchid.

     1.8 "Know How" means Orchid's non-patented, proprietary information as of the Effective Date for performing automated SNP-IT.

     1.9 "Operator's Manual" means the instructional manual and sheets for the proper operation and maintenance of the SNPstream Instrument provided by Orchid with each SNPstream Instrument as may be amended or supplemented by Orchid from time to time.

     1.10 "Operation Software" means the software for the operation of the SNPstream Instrument.

     1.11 "SNP Identification Technology" or "SNP-IT" means an assay that identifies one and only one base position of a target nucleic acid.

     1.12 "SNPstream Instrument" means the platform for performing automated SNP-IT conforming to the Specifications.

     1.13 "SNP Assay Kit" means the GenoPak(TM) preformatted consumable SNP assay kits containing validated and quality controlled reagents or similar kits for genotyping.

     1.15 "Software Package" means Analytic Software and Operation Software.

     1.16 "Specifications" means the features of the SNPstream Instrument, Software Package and Consumables as described on Schedule 1.15.

     1.17 "System" means SNPstream Instrument, Software Package, Consumables, and Intellectual Property to perform automated SNP analysis.

     1.18 "Technical Data" means all data and other information relating to the accuracy, speed, throughput rates, usage, duration of operations, downtime, disruptions in use, ease of use, errors, problems, solutions, and all other information regarding the performance of the SNPstream Instrument or Software Package, but not including any Assay Data.

2.   SNPstream Instrument

     2.1  Supply, Delivery and Assembly of SNPstream Instrument

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          2.1.1  Orchid will provide to CUSTOMER, for the term of this
                 Agreement, one SNPstream Instrument pursuant to the terms of attached Schedule 2.1.1 for CUSTOMER to use in the manner specified in this Agreement.

          2.1.2 Orchid will use reasonable commercial efforts to deliver, assemble and install the SNPstream Instrument at the location(s) and on the date(s) designated by CUSTOMER pursuant to Schedule 2.1.1, without charge to CUSTOMER, in accordance with its Standard Terms and Conditions of Delivery and Installation set forth in attached Schedule 2.1.2.

          2.1.3 If the premises of CUSTOMER are not prepared for assembly and installation of the SNPstream Instrument as required by Orchid's Standard Terms and Conditions of Delivery and Installation as of the scheduled assembly and installation date, CUSTOMER will reimburse all reasonable costs and expenses, including travel expenses, incurred by Orchid or its Authorized Representative, in any delay of the assembly or installation resulting therefrom.

     2.2  Training and Support

          2.2.1 Only employees of CUSTOMER who have been trained by Orchid in the proper operation of the SNP Instrument may operate it. Orchid will provide, at no cost to CUSTOMER, reasonable technical training to CUSTOMER's employees on the proper operation of the SNPstream Instrument at CUSTOMER's site or at Orchid's or another site in accordance with its Standard Terms and Conditions of Training set forth in attached Schedule
                 2.2.1. CUSTOMER is solely responsible for the expenses of its employees in connection with such training.

          2.2.2 Orchid will provide, at no cost to CUSTOMER, reasonable technical support to CUSTOMER in its operation of the SNPstream Instrument in accordance with its Standard Terms and Conditions of Support set forth in attached Schedule 2.2.2.

          2.2.3 If CUSTOMER desires training or support in addition to that provided by Orchid under paragraphs 2.2.1 and 2.2.2, CUSTOMER will reimburse Orchid at Orchid's then prevailing rate for such training and support, including the travel and per diem expenses of the employees of Orchid traveling to CUSTOMER's site at CUSTOMER's request, in accordance with CUSTOMER's non-employee travel policy. CUSTOMER is solely responsible for the expenses of its employees in connection with such training or support.

     2.3  Service and Repair

          2.3.1 CUSTOMER will permit Orchid or an Authorized Representative reasonable access during normal business hours to periodically service, repair and inspect the SNPstream Instrument. At CUSTOMER's request,

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

                 Orchid and/or any such Authorized Representative shall execute a non-disclosure agreement, in form and substance reasonably acceptable to CUSTOMER, prior to being granted such access. CUSTOMER is not authorized to, and agrees not to, service or repair, or to have a third party not authorized by Orchid, service or repair, the SNPstream Instrument.

          2.3.2 Orchid will, at its option, repair or replace any SNPstream Instrument or any component thereof that does not meet Specifications or is otherwise materially defective in materials or workmanship, provided that CUSTOMER has at all times (1) operated and maintained the SNPstream Instrument in full accordance with the Operator's Manual, as same may be amended by Orchid from time to time, (2) used only those Consumables delivered to it by Orchid (or those supplied by CUSTOMER or an authorized third party pursuant to paragraph 4.5.3), and (3) has had all service, repair or replacement of a component of the SNPstream Instrument performed by Orchid.

          2.3.3 CUSTOMER is solely responsible for any repair, replacement, loss or damage resulting from (1) any operation or maintenance of the SNPstream Instrument, or any component thereof, not in full accordance with the Operator's Manual, (2) use of any Consumable not delivered to it by Orchid (and not manufactured by CUSTOMER or an authorized third party pursuant to paragraph 4.5.3), or (3) service, repair or replacement of a component of the SNPstream Instrument other than by Orchid or an Authorized Representative. CUSTOMER must reimburse Orchid for all costs and expenses resulting from such repair, replacement, loss or damage to Orchid.

     2.4  Records

          2.4.1 CUSTOMER will use reasonable commercial efforts to keep accurate and complete records as to quantity of usage, performance, reliability, and operation of the SNPstream Instrument and other Technical Data, and will periodically make such records and Technical Data available to Orchid; provided, however, that CUSTOMER shall not be required to disclose any Assay Data.

          2.4.2 Orchid is free to use and disclose any Technical Data and other information received from CUSTOMER under this Agreement without any obligation to CUSTOMER.

     2.5  Return of SNPstream Instrument

          At the end of the term of this Agreement, Orchid will remove the SNPstream Instrument, without charge to CUSTOMER, in accordance with its Standard Terms and Conditions of Removal set forth in attached
          Schedule 2.5.

     2.6  No License

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

          2.6.1 Orchid retains all right, title, and interests to the SNPstream Instrument and related materials and information provided under this paragraph 2. Acquisition or operation of the SNPstream Instrument does NOT provide any right or license, express or implied, in or to any patent, copyright, trademark, trade secret, or other proprietary right, foreign or domestic, of Orchid or any third party, except to the limited extent necessary for CUSTOMER's operating the System and its components in accordance with the terms of this Agreement.

          2.6.2 CUSTOMER will use the SNPstream Instrument, Software Package, Consumables, and Know How solely for internal research and development use and only for the detection of genetic polymorphisms by SNP-IT and NOT for diagnostic or therapeutic use, or for or on behalf of any third party, except its Affiliates and its bona fide research collaborators.

          2.6.3 The rights provided herein are personal to CUSTOMER and may not be sublicensed or otherwise transferred without the prior express written approval of Orchid.

     2.7  Further Restrictions

          2.7.1 CUSTOMER will not sell or offer for sale, assign, mortgage, pledge, or allow any lien to be created upon the SNPstream Instrument; and will duly and punctually pay all rents, rates, taxes, charges and impositions payable in respect of the premises of CUSTOMER wherein the SNPstream Instrument is situated, subject to CUSTOMER's legal rights to offset, contest and protect same.

          2.7.2 CUSTOMER will not remove, alter, deface or cover any labels, markings, warnings, instructions, icons, serial numbers, model numbers, trademarks, trade names, or logos affixed or applied by Orchid to the SNPstream Instrument.

3.   Software

     3.1  Supply of Software

          3.1.1 Orchid will provide to CUSTOMER, at no cost and on the terms and conditions of this Agreement, one (1) copy of the Software Package for use with and as part of each SNPstream Instrument.

     3.2  Limited License

          3.2.1 Orchid and/or its licensor(s) retains all right, title, and interests to the SNPstream Software Package.

          3.2.2 CUSTOMER agrees to use the Software Package only with and as part of the SNPstream Instrument; such use being limited to the storing, loading, installing, executing or displaying of the Operation Software on a single computer, processor or controller; the storing, loading, installing, executing or displaying of the Analytic Software on the dedicated computer(s) provided by Orchid; and the making of one (1) copy of the Software Package for archival or backup purposes only.

          3.2.3 Additional site licenses for the Analytic Software are available to CUSTOMER and its Affiliates from Orchid on payment of a license fee.

          3.2.4 CUSTOMER will not modify or make derivative works of the Software Package or reverse engineer, disassemble, or decompile any of the Software Package.

          3.2.5 Upon expiration or termination of this Agreement, CUSTOMER must cease use of the Analytic Software and promptly return it and all copies, including any and all copies acquired under paragraph 3.2.3, to Orchid.

          3.2.6 Upon expiration or termination of this Agreement, CUSTOMER must cease use of the Operation Software and promptly return it and all copies to Orchid.

          3.2.7 This paragraph 3 survives any termination or expiration of this Agreement.

4.   Consumables

     4.1  Supply Of Consumables

          4.1.1 During the term of this Agreement, Orchid will sell to CUSTOMER, and CUSTOMER will purchase from Orchid, all of CUSTOMER's requirements of Consumables, except as provided in paragraphs 4.1.3 and 4.5.3.

          4.1.2 CUSTOMER will issue written purchase orders to Orchid for Consumables. The purchase orders are subject to the terms and provisions of this Agreement which, if other or different than those of the purchase order, will be controlling even if the purchase order is accepted and filled by Orchid.

          4.1.3 Orchid will use all commercially reasonable efforts to supply CUSTOMER's reasonable requirements of Consumables. All purchase orders will be accepted unless Orchid notifies CUSTOMER within ten (10) business days of receipt of the purchase order that Orchid cannot fill the purchase order. Unless Orchid notifies CUSTOMER within ten (10) business days after the delivery of any such notice that Orchid is, in fact, able to fill such purchase order, the Minimum Throughput/yr. described in Schedule 2.1.1 shall be reduced in the amount of Consumables Orchid is unable to supply.

          4.1.4 CUSTOMER may defer or cancel delivery of Consumables specified in a purchase order by notifying Orchid at least twenty (20) business days prior to the requested delivery date.

          4.1.5 All permitted cancellations are subject to cancellation charges of ten percent (10%) of the purchase price. A request by CUSTOMER to defer delivery of Consumables for more than sixty
                 (60) days after the date provided on the original invoice will be considered a cancellation for purposes of this paragraph 4.1.5.

     4.2  Delivery

          4.2.1 Orchid will use reasonable efforts to deliver to CUSTOMER Consumables on or before the date requested in CUSTOMER's purchase order (but will have no obligation to deliver Consumables in less than thirty (30) business days from receipt of the purchase order). A purchase order can be placed only after conversion of a marker site into a validated genotyping assay, as described in the attached Schedule 1.15.

          4.2.2 Orchid will ship Consumables F.O.B. Orchid's manufacturing plant, or its supplier's plant, freight prepaid, to the address specified in CUSTOMER's purchase order. CUSTOMER will be invoiced for all shipping charges, freight, insurance, special handling (where required) and similar costs, import permits and duties (if applicable) and all taxes assessed. Title and the risk of loss with respect to Consumables will transfer to CUSTOMER at this time. Unless otherwise agreed or specified by CUSTOMER in the applicable purchase order, Orchid may select the carrier or freight forwarder; however, the carrier or freight forwarder must be at all times an agent of CUSTOMER. Orchid will not be liable for any damages, loss or penalty for delay in delivery caused by the carrier or freight forwarder or for failure of the carrier or freight forwarder to give CUSTOMER notice of any delay.

     4.3  Price

          4.3.1 CUSTOMER has selected the price schedule for Consumables indicated on attached Schedule 2.1.1. Therefore, the prices for Consumables to be delivered by Orchid under this Agreement are as CUSTOMER selected on Schedule 2.1.1.

          4.3.2 Subject to the provisions of paragraphs 4.1.3 and 4.5.3, in the event that the quantity of Consumables actually purchased by CUSTOMER in any period is less than the committed quantity, CUSTOMER will pay to Orchid the shortfall fee set forth in CUSTOMER's selected price schedule

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

                 within thirty (30) days of receipt of Orchid's invoice therefor. Orchid shall be permitted to deliver such invoices only once per year.

          4.3.3 Notwithstanding the provisions of paragraph 4.3.1, Orchid may at any time after one (1) year from the Effective Date of this Agreement, further increase its prices (and amend Schedule
                 2.1.1 accordingly) if  [*]

     4.4  Payment

          4.4.1 Payment of the Access Fee set forth in Schedule 2.2.1 will be made upon the sooner of (i) the tenth (10th) business day after the commissioning and validation of the SNPstream Instrument and completion of the initial training to be provided by Orchid hereunder, or (ii) September 29, 2000; provided, however, that if such commissioning, validation and training are not complete by September 29, 2000 for reasons that are within Orchid's ability to control, then such payment shall be delayed until such commissioning, validation and training are complete. Such payment will be made in United States Dollars, by wire transfer of funds to an account designated by Orchid or by delivery of an irrevocable cashier's check to Orchid. The following is wire transfer information for Orchid's bank:

                 [*]

                 All other payments will be made in United States Dollars and within forty-five (45) days of receipt of Orchid's invoice.

          4.4.2 If payment is not received by the due date, a service charge will be added at the rate of 10% per year or the maximum legal rate, whichever is less, to unpaid invoices from the due date thereof.


[*] CONFIDENTIAL MATERIAL OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

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     4.5  Forecasts and Allocation

          4.5.1 Within thirty (30) days after the Effective Date of this Agreement and at the beginning of each calendar quarter thereafter, CUSTOMER will provide Orchid with a written forecast of its requirements for Consumables for a minimum of the next four (4) calendar quarters. The first calendar quarter of such forecast represents a firm commitment to purchase such Consumables in that quarter (subject to the cancellation and deferral provisions of paragraphs 4.1.4 and 4.1.5). The remaining portion of each forecast represents a non-binding projection on which Orchid will base its material procurement and manufacturing plans.

          4.5.2 In the event that demand for any Consumable should at any time exceed Orchid's capacity to fill and deliver all of its CUSTOMER's orders (and its own need for Consumables), Orchid will notify CUSTOMER of the excess demand. Until such time as the excess demand abates or Orchid's capacity becomes sufficient to meet such demand Orchid will have the right, subject to paragraphs 4.1.3 and 4.5.3, to equitably allocate, in any reasonable manner, its available supplies, manufacturing capacity, inventory and other resources, among CUSTOMER, itself and its other customers, including those not then under contract.

          4.5.3 Further to paragraph 4.5.2, in the event Orchid is unable, or expects to be unable, to reasonably supply CUSTOMER 's total requirements of Consumables for [*] consecutive business days, CUSTOMER may self-supply or obtain from any other source, reasonably acceptable to Orchid, that portion of its requirements for Consumables which Orchid is unable to reasonably supply for so long as Orchid is unable or expects to be unable to supply such portion of CUSTOMER's requirements. Any such third party alternate source will supply only Consumables that conform to Specifications and are of the same or better quality as those supplied by Orchid. Orchid will provide CUSTOMER with Know How and technical assistance and information as may be reasonably required by CUSTOMER to establish an alternate source of Consumables, including a license under any patent which Orchid has rights to license on the method of manufacture of the Consumables or on the method of use of the Consumables authorized in this Agreement. Any Consumable that, when ordered by CUSTOMER in accordance with the terms of this Agreement, Orchid is unable to supply shall count toward satisfaction of CUSTOMER's Minimum Through-put/year obligation under Schedule 2.1.1.

     4.6  Inspection and Acceptance

          4.6.1 CUSTOMER may conduct acceptance testing upon receipt of Consumables to verify conformance with Specifications. In the absence of written notice to Orchid of nonconformance and nonacceptance within


[*] CONFIDENTIAL MATERIAL OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

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                 thirty (30) business days of delivery, the Consumables will be deemed accepted.

          4.6.2 If Orchid disputes CUSTOMER's notice that a Consumable fails to conform to Specifications, such dispute will be resolved by an independent laboratory, selected by Orchid and reasonably acceptable to CUSTOMER, whose determination will be final and binding, absent manifest error. All fees and disbursements incurred in connection with the independent determination will be borne by the party which incorrectly determined that the Consumable did or did not conform to the Specifications and shall be shared equally by the parties if it is determined that the Consumables conformed in part and failed to conform in part.

          4.6.3 Orchid promptly will replace any Consumable not conforming to the Specifications, at its expense; or, if unable to make prompt replacement, refund any payment made on the nonconforming Consumable. The amount of any nonconforming Consumables that are not replaced within thirty (30) days after final determination of nonconformity shall be deducted from the Minimum Throughput/yr. described in Schedule 2.1.1. CUSTOMER shall not be required to pay for any non-conforming Consumables.

     4.7  Limited License

          4.7.1 Orchid grants to CUSTOMER, for the term of this Agreement, a non-exclusive license to use the Consumables (both those provided under Section 4 and those provided under section 4.5.3 hereof) in connection with CUSTOMER's use of the System as provided herein. CUSTOMER acknowledges that Consumables delivered and sold to CUSTOMER are under license from Orchid solely for the uses specified in paragraph 2.6.2. Orchid acknowledges that it has no right to limit, and that no such limitation of use shall apply to, CUSTOMER Assay Data. No other license is intended or granted through sale of Consumables to CUSTOMER.

          4.7.2 Purchase by CUSTOMER of Consumables does not include or carry any right to resell or transfer Consumables, either as a stand alone product or as a component of another product, or to disassemble and use any component or part of any Consumable separate from its other components and parts, or to otherwise commercially exploit the Consumables. Any use of Consumables other than the licensed use without the prior, express written authorization of Orchid is strictly prohibited.

5.   Warranties

     5.1  Generally

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          5.1.1  Orchid warrants that for a period of  [*]  after
                 commissioning and validation hereunder (i) all SNPstream Instruments and all Analytic Software delivered to CUSTOMER shall conform to their respective Specifications, and (ii) all SNPstream Instruments delivered to CUSTOMER shall be free from defects in materials and workmanship. In addition, Orchid warrants that, to the best of its knowledge, the Analytic Software and any media used to distribute same shall contain no computer instructions, circuitry or other technological means the purpose of which is to disrupt, damage or interfere with Customer's use of its computer and telecommunications facilities for Customer's business purposes.

          5.1.2 Orchid warrants that all Consumables, when delivered to CUSTOMER, shall conform to their Specifications and shall be free from defects in materials and workmanship.

          5.1.3 Orchid makes no warranties concerning the Operation Software, which Orchid has licensed and/or otherwise acquired from a third party(ies), but Orchid shall assign to CUSTOMER, and reasonably assist CUSTOMER in recovering under, any manufacturer or vendor warranties that Orchid receives in connection with the Operation Software.

     5.2 THERE ARE NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND NONE IS CREATED, WHETHER UNDER THE UNIFORM COMMERCIAL CODE, CUSTOM OR USAGE IN THE INDUSTRY OR THE COURSE OF DEALINGS BETWEEN THE PARTIES.

     5.3 ORCHID MAKES NO WARRANTY OR REPRESENTATION TO CUSTOMER THAT USE OF ANY SNPSTREAM INSTRUMENT, SOFTWARE PACKAGE, CONSUMABLE, OR KNOW HOW, OR ANY PRODUCT PRODUCED BY SUCH USE, WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADE SECRET, OR OTHER PROPRIETARY RIGHT, FOREIGN OR DOMESTIC, OF ANY THIRD PARTY TO WHICH ORCHID HAS NOT OBTAINED RIGHTS. NOTWITHSTANDING THE FOREGOING, HOWEVER, ORCHID WARRANTS THAT IT IS NOT AWARE OF ANY SUCH INFRINGEMENT AND HAS NOT RECEIVED ANY NOTICE OF POSSIBLE INFRINGEMENT.

     5.4 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE SCHEDULES HERETO, ORCHID DOES NOT WARRANT, GUARANTEE OR MAKE ANY REPRESENTATION REGARDING THE USE, OR THE RESULTS OF THE USE, OR THE PERFORMANCE OF THE SNPSTREAM INSTRUMENT, SOFTWARE PACKAGE, CONSUMABLE, OR KNOW HOW. CUSTOMER REPRESENTS AND WARRANTS THAT ANY STATEMENTS HERETOFORE OR HEREAFTER MADE BY ORCHID OR ANY AUTHORIZED REPRESENTATIVE RELATIVE TO THE USE, RESULTS OF THE


[*] CONFIDENTIAL MATERIAL OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


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

          USE OR PERFORMANCE OF THE SNPSTREAM INSTRUMENT, SOFTWARE PACKAGE, CONSUMABLE, OR KNOW HOW WERE AND WILL ALWAYS BE INDEPENDENTLY VERIFIED BY CUSTOMER AND CUSTOMER AGREES THAT ITS ACCEPTANCE AND/OR USE OF SUCH STATEMENTS IS ENTIRELY AT ITS OWN RISK.

     5.5 EXCEPT AS EXPRESSLY PROVIDED IN PARAGRAPHS 5.1, 5.3 AND 6.1, ORCHID WILL NOT BE LIABLE TO CUSTOMER, CUSTOMER'S AFFILIATES, CUSTOMER'S SUCCESSORS OR ASSIGNS OR ANY THIRD PARTY WITH RESPECT TO ANY USE OF THE SNPSTREAM INSTRUMENT, SOFTWARE PACKAGE, CONSUMABLE, OR KNOW HOW BY CUSTOMER OR ANY AGENT OR EMPLOYEE OF CUSTOMER, OR ANY LOSS, CLAIM, DAMAGE OR LIABILITY OF ANY KIND OR NATURE WHICH MAY ARISE FROM OR IN CONNECTION WITH THE USE, HANDLING, STORAGE, OR DISPOSAL OF THE SNPSTREAM INSTRUMENT, SOFTWARE PACKAGE, CONSUMABLE, OR KNOW HOW, OR ANY PRODUCTS RESULTING FROM SUCH USE; OR ANY CLAIM FOR LOSS OF PROFITS, LOSS OR INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND.

6.   Indemnification

     6.1 Orchid agrees to indemnify, defend, and hold harmless CUSTOMER, its Affiliates and their respective directors, officers, agents, employees, representatives and assigns, from and against all liabilities, demands, damages, expenses and losses (including reasonable attorney fees and costs), arising out of (i) the negligent actions or willful misconduct of Orchid, its employees or any third party acting on behalf or under authority of Orchid in the performance of this Agreement (including, without limitation, any Authorized Representative) and (ii) any actual or alleged act of patent infringement, contributory patent infringement, inducing patent infringement, copyright infringement, or trade secret misappropriation resulting from CUSTOMER's use of the SNPstream Instruments, Software Package, Consumables, Know How or any information and materials received hereunder, in a manner permitted under this Agreement. At any time during the course of any action involving a SNPstream Instrument, Software Package or Consumable, or if in Orchid's opinion a SNPstream Instrument, Software Package or Consumable is likely to become the subject of a patent infringement claim, Orchid may at its option and expense, (i) procure for CUSTOMER the right to continue using the SNPstream Instrument, Software Package or Consumable, (ii) replace or modify the SNPstream Instrument, Software Package or Consumable so that it becomes noninfringing or (iii) accept return of the SNPstream Instrument, Software Package or Consumable, refund the purchase price for same and the Access Fee, pro rata from the date CUSTOMER was prohibited from using the SNPstream Instrument, Software Package and/or Consumables due to such action, and terminate this Agreement. In the event Orchid is not successful in its efforts under clause (i) and/or (ii) of the preceding sentence within three (3) months after any such claim arises, Orchid shall, at CUSTOMER's request undertake an action set forth in clause
          (iii).

     6.2 Orchid will not be liable to CUSTOMER under paragraph 6.1 if the patent or copyright infringement claim is based on an alteration or modification of the SNPstream Instrument, Software Package or Consumable or a use of the SNPstream Instrument, Software Package or Consumable not authorized by Orchid.

     6.3 CUSTOMER agrees to indemnify, defend and hold harmless Orchid, its Affiliates, Authorized Representatives and their respective directors, officers, agents, employees, and assigns, from and against all liabilities, demands, damages, expenses and losses (including reasonable attorney fees and costs) arising out of (i) CUSTOMER's use, handling, storage and disposal of each SNPstream Instrument, Software, Consumables, Know How and any information and materials received from Orchid other than in accordance with Orchid's or its Authorized Representative's instructions, except with respect to those resulting from Orchid's (or its employees' or agents') negligence or willful misconduct, (ii) any products developed or made by CUSTOMER as a result of the use of the SNPstream Instrument, Software Package, Consumables, Know How and any information and materials received from Orchid and (iii) any actual or alleged act of patent infringement, contributory patent infringement, inducing patent infringement, copyright infringement or trade secret misappropriation resulting from CUSTOMER's use of the SNPstream Instruments, Software Package, Consumables, Know How and any information and materials received, in any manner not permitted under this Agreement or in CUSTOMER's manufacture, use or sale of any product resulting from such use; provided, however, that CUSTOMER shall not have any obligation under this paragraph 6.3 with respect to any such liabilities, demands, damages, expenses or losses to the comparative extent that Orchid has an obligation to indemnify CUSTOMER under paragraph 6.1 with respect thereto.

     6.4 Any person entitled to and seeking indemnification under this Agreement will give prompt written notice to the indemnifying party of the commencement of any action (and any prior claims relating to such action) for which such person seeks indemnification. An indemnifying party will have no liability or responsibility of any kind to the person seeking indemnification if it is not promptly notified and does not have adequate opportunity to defend. The indemnifying party will have sole control of the defense of the action and of all negotiations for its settlement or compromise, except that the indemnifying party shall not agree to any settlement or compromise that adversely affects the person being indemnified and/or the other party without the prior written consent of such person or other party. Each indemnified party shall cooperate with the indemnifying party under this section 6.

     6.5 This section 6 survives any termination or expiration of this Agreement.

7.   Improvements

     7.1 Upon, or before, delivery of CUSTOMER's initial order of Consumables, and subject to paragraph 8, Orchid will disclose in confidence to CUSTOMER its Know How regarding the ordered Consumables.

     7.2 CUSTOMER hereby assigns to Orchid all CUSTOMER's rights to, and will cause its employees, consultants and contractors to assign to Orchid all their rights to, any direct Improvements to any of the hardware or software comprising, or any biochemical assays used in, the SNPstream Instrument, Software Package and Consumables. Orchid's rights under this paragraph 7.2 shall not extend to (i) inventions, discoveries and improvements in the field of genetic marker identification generally or SNP analysis that are made by CUSTOMER's employees, consultants and contractors, or (ii) any Assay Data, all of which shall be owned by CUSTOMER exclusively. This paragraph survives any termination or expiration of this Agreement.

     7.3 At any time, whether during the term of this Agreement or after termination of this Agreement, Orchid may request CUSTOMER to (and to cause its employees, consultants and contractors to) execute, acknowledge and deliver all papers, including applications for patents, and to perform such other acts as, in the reasonable opinion of Orchid, may be necessary or desirable to obtain or maintain patents or copyrights or other proprietary rights for the Technical Data and Improvements to which Orchid has rights under paragraph 7.2 in any and all countries and to vest title thereto in Orchid, its successors, assigns or nominees. CUSTOMER agrees to perform these acts without charge to Orchid, but at Orchid's expense. This paragraph survives any termination or expiration of this Agreement.

8.   Confidentiality

     8.1 CUSTOMER agrees not to disclose publicly or to any third party, and to keep in strictest confidence, all (i) prices and price schedules, (ii) Technical Data, (iii) Know How, (iv) Improvements, and (v) all information identified by Orchid as being secret or confidential. If any information under clause (v) is disclosed in written or electronic format, it must be prominently labeled "Confidential," "Proprietary," etc. If any information under clause (v) is disclosed in visual and/or oral format, it must be stated to be confidential at the time of disclosure and summarized in a writing sent to CUSTOMER within thirty (30) days thereafter.

     8.2 The obligation of confidentiality under this paragraph 8 does not apply to information which CUSTOMER can demonstrate is known publicly, is in the public domain or enters into the public domain without the fault of CUSTOMER, was known to CUSTOMER prior to the Effective Date of this Agreement, is disclosed to CUSTOMER by a third party not under obligation of confidence, is independently developed by employees or agents of CUSTOMER without access to, or use of, Orchid's confidential information, or which CUSTOMER is required to disclose in order to comply with any applicable law, regulation or governmental order.

     8.3 The obligations of this paragraph 8 survive and continue for a period of five (5) years after any termination or expiration of this Agreement.

9.   Term and Termination

     9.1 This Agreement will expire and terminate at the end of the price schedule selected by CUSTOMER on attached Schedule 2.1.1; provided, however, that CUSTOMER shall have the right to extend the term of this Agreement, for a like period, up to three (3) times, upon notice and payment to Orchid at least ninety (90) days in advance of the then current expiration date. CUSTOMER shall pay Orchid an annual renewal fee in connection with each such extension. The amount of such renewal fee shall be determined by the parties, in good faith, after delivery of CUSTOMER's renewal notice and shall be (i) based CUSTOMER's past level of usage of Orchid's support and maintenance services, and (ii) competitive with renewal fees Orchid is then charging other similarly situated customers. The price of Consumables during each successive extension period shall, notwithstanding paragraph 4.3.3, decrease by at least [*].

     9.2 Orchid and CUSTOMER have the right to terminate this Agreement if the other fails to make any payment due and owing, or commits a breach of any material provision of this Agreement and fails to make such payment within thirty (30) days or remedy such breach within sixty
          (60) days after receiving written notice of such default or breach. This right of termination, however, cannot be exercised if at any time during said time period, the party accused of default or breach cures such default or breach or provides proof that such party is not in default or has not committed such breach. In such event Orchid and CUSTOMER will negotiate in good faith to resolve the disputed payment or breach before taking any other action to resolve same.

     9.3 Subject to applicable law (including the U.S. Bankruptcy Code), Orchid and CUSTOMER each have the right to terminate this Agreement if any proceeding is instituted by or against the other party seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking an entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or taking any action to authorize any of the foregoing or similar actions. No assignee for the benefit of creditors, receiver, liquidator, sequestrator, trustee in bankruptcy, sheriff or any other officer of the court or official charged with taking over custody of CUSTOMER's assets or business will have any right to continue the performance of this Agreement. Notwithstanding any other provision of this Agreement, Orchid acknowledges and agrees that this Agreement constitutes a



[*] CONFIDENTIAL MATERIAL OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

          license with respect to the SNPstream Instrument, Software Package, Consumables and Know How for the purposes of this paragraph 9.3.

     9.4 In the event this Agreement is terminated by CUSTOMER pursuant to the provisions of paragraph 9.2 or 9.3, upon written notice from CUSTOMER, Orchid will remove the SNPstream Instrument(s), at no cost to CUSTOMER, in accordance with its Standard Terms and Conditions of Removal set forth in attached Schedule 2.5. In addition Orchid shall refund to CUSTOMER that portion of the then current Access Fee or renewal fee, as the case may be, applicable, on a pro rata basis, to the portion of the initial term or any renewal term of this Agreement, as the case may be, from and after the effective date of any such termination. This paragraph survives any termination or expiration of this Agreement.

     9.5 In the event this Agreement is terminated by Orchid pursuant to the provisions of paragraph 9.2 or 9.3, upon written notice to CUSTOMER, Orchid may remove the SNPstream Instrument, at CUSTOMER's expense, in accordance with its Standard Terms and Conditions of Removal set forth in attached Schedule 2.5; and, CUSTOMER will pay to Orchid, within thirty (30) days of such termination, the early termination fee set forth in the price schedule of attached Schedule 2.1.1. This paragraph survives any termination or expiration of this Agreement.

     9.6 Upon expiration or termination of this Agreement for any cause or reason neither CUSTOMER nor Orchid will be released from any obligation theretofore accrued. The parties' respective rights and obligations under the following provisions shall survive pay termination or expiration of this Agreement: Paragraphs 2.4.2, 2.6.1, 3.2.1, 3.2.5, 3.2.6, 4.3.3, 4.6, 5, 6, 8, 9.5, 9.6, 9.7, 10.2, 10.3
          and 10.9.

10.  Miscellaneous

     10.1 The relationship of Orchid and CUSTOMER under this Agreement is that of both licensor and licensee and seller and buyer. The provisions of this Agreement may not be construed to create between Orchid and CUSTOMER the relationship of principal and agent, joint venturers, co-partners or any other similar relationship, the existence of which is hereby denied by Orchid and CUSTOMER. Neither party hereto is liable in any way for any engagement, obligation, liability, contract, representation or warranty of the other party to or with any third party. Orchid is not an agent for CUSTOMER and CUSTOMER is not an agent for Orchid for any purpose whatsoever and each party has no right or authority to assume or create any obligations, express or implied, on behalf or in the name of the other party.

     10.2 Orchid, in its performance of this Agreement, may delegate its obligations or duties to one or more Authorized Representatives as agent(s) for Orchid under this Agreement. However, no Authorized Representative has the right or authority to make any representation or warranty to CUSTOMER, or to assume or create any obligations with or for CUSTOMER, whether express or implied, on behalf or in the name of Orchid except as expressly set forth in this Agreement. Notwithstanding any such delegation, Orchid shall remain liable for the performance of such obligations and duties and for the performance of any Authorized Representatives to which Orchid may delegate performance of same.

     10.3 During the term of this Agreement and for a period of one year thereafter, neither Orchid nor CUSTOMER will actively solicit for employment any of the other's technical personnel.

     10.4 No waiver of any breach of any provision of this Agreement will constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provision of this Agreement; and no waiver will be effective unless in writing.

     10.5 Any notice required or permitted under this Agreement will be deemed to have been sufficiently provided and effectively made if sent by facsimile and either hand-delivered or sent by overnight express courier (e.g., Federal Express), signature required, and addressed to the receiving party at its respective address as follows:

     Orchid Biosciences, Inc.           Bristol-Myers Squibb Company
                                        P.O. Box 4000
     303 College Road East              Route 206 & Province Line Road
     Princeton, NJ  08540               Princeton, NJ  08543-4000
     Facsimile:  (609) 750-2250         Facsimile:  (609) 452-4232
     Attn:  Kevin Nash                  Attn:  Vice-President & Senior Counsel
                                        Pharmaceutical Research Institute and
                                        Worldwide Business Development

     With a courtesy copy to:
     Kalow Springut & Bressler LLP
     488 Madison Avenue
     New York, NY  10016
     Facsimile:  (212) 813-9600
     Attn:  David A. Kalow

           or such other address of which the receiving party has given notice pursuant to this paragraph 10.5. The effective date of the notice is the date of receipt of the hand or courier delivery.

     10.6 In the event that the performance of this Agreement or of an obligation hereunder, other than the payment of money, is prevented, restricted or interfered with by reason of any cause not within the control of the respective party, and which could not by reasonable diligence have been avoided by such party, the party so affected, upon the giving of prompt notice to the other party, as to the nature and probable duration of such event, is excused from such performance to the extent and for the duration of such prevention, restriction or interference, provided that the party so affected uses its reasonable efforts to avoid or remove such cause of non-performance and continues performance under this Agreement whenever and to the extent such cause or causes are removed. For the purpose of this paragraph 10.6, but without limiting the generality hereof, the following will be considered as not being within the control of a party: acts of God; acts or omissions of a governmental agency or body; compliance with requests, recommendations, rules, regulations, or orders of any governmental authority or any officer, department, agency, or instrument thereof; flood; storm; earthquake; fire; war; insurrection; riot; accidents; acts of the public enemy; invasion; quarantine restrictions; strike; labor lockout; differences with workmen; embargoes; delays or failures in transportation; and acts of a similar nature.

     10.7 If any provision of this Agreement is held to be invalid, illegal, unenforceable or void, such will be without effect on the validity, legality and enforceability of the remaining provisions or this Agreement as a whole. Both parties will endeavor to replace the invalid, illegal, unenforceable or void provision with a valid and enforceable one which in its equitable effect is most consistent with the prior provision.

     10.8 The paragraph headings are for convenience only and cannot have any effect on the interpretation or construction of this Agreement.

     10.9 The laws of the State of New Jersey, excluding the principles of conflicts of laws, govern this Agreement.

     10.10 This Agreement is binding upon and inures to the benefit of the heirs, successors and assigns of the parties hereto, provided that this Agreement, in whole or in part, is not assignable by either party without the prior written consent of the other party, such consent not to be unreasonably withheld, except that Orchid may assign this Agreement to an Affiliate of Orchid without any such consent. As a condition precedent to any such permitted assignment, the assignee shall agree, in writing, to be bound by the provisions of this Agreement applicable to its assignor. Any effort to assign in violation hereof is considered void. In the event of any assignment, the assigning party must provide the other party with appropriate documentation of the assignment.

     10.11 Each party acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms and further agrees that it constitutes the complete and exclusive understanding between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the parties regarding the subject matter of this Agreement; and no party has relied on any representation not expressly set forth or referred to in this Agreement.

     10.12 No amendment, variation, waiver or modification of any of the terms or provisions of this Agreement will be effected unless set forth in writing, specifically referencing this Agreement, and duly signed by an authorized officer of the party to be bound thereby.

     10.13 Except as expressly provided herein, nothing in this Agreement shall create or imply any license or grant of rights to either party under, or act as a waiver as of, any rights that the other party may have to prevent infringement or misappropriation of any patents, patent applications, trademarks, copyrights, trade secrets, know how or other intellectual property rights owned or controlled by such other party or any of its Affiliates.

     10.14 Except with the express written consent of a party in each instance, neither party nor its Affiliates, officers or employees will at anytime include such party's name (or that of any of its Affiliates, shareholders, officers, directors, employees or personnel) in any written material, marketing or advertising brochures, bids, contracts, proposals, applications or otherwise, except as may be required by law, or in any way represent or imply that such party or its Affiliates, shareholders, officers, directors, employees or personnel have endorsed the other party or its business.

     10.15 This Agreement may be executed in two or more counterparts, all of which constitute one and the same legal instrument.

     10.16 CUSTOMER and Orchid agree to execute, acknowledge, and deliver such further instruments and to do all such other acts as may be necessary or appropriate to effect the purpose and intent of this Agreement.

     10.17 Each party hereby represents and warrants to the other that: (i) such party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (ii) such party has the requisite power and authority and the legal right, and has taken all necessary actions on its part, to enter into this Agreement and to perform its obligations and grant the rights extended by it hereunder; (iii) this Agreement has been duly executed and delivered on such party's behalf, is a legal and valid obligation binding upon it and is enforceable in accordance with its terms; (iv) the execution, delivery and performance of this Agreement by such party do not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it; and (v) all necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by such party in connection with the execution and performance of this Agreement have been obtained.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

BRISTOL-MYERS SQUIBB COMPANY    ORCHID BIOSCIENCES, INC.


By: /s/ Marilyn Hartig          By: /s/ Donald R. Marvin
    ------------------              --------------------

Title: VP, External             Title: SVP, COO and CFO
Science & Tech.                        ----------------
-------------------

                            Schedules To Be Attached
                            ------------------------


1.5   Consumables List

1.15  Specifications for SNPstream Instrument, Software Package and Consumables

2.1.1 Terms for providing SNPstream Instrument including delivery and installation date, price schedule, termination date, short fall fee and termination fee

2.1.2 Standard Terms and Conditions of Delivery and Installation

2.2.1 Standard Terms and Conditions of Training

2.2.2 Standard Terms and Conditions of Support

2.5   Standard Terms and Conditions of Removal

                         SNPSTREAM CONTRACT SCHEDULES:


1.5   [*]

1.15  Specifications for SNPstream Instrument, Software Package and Consumables:


[*]

[*]

[*]

SNPstream Consumables Specifications:
-------------------------------------

Reagent Kit Specifications: See schedule 1.5.

[*]

[*]

[*]

[*] CONFIDENTIAL MATERIAL OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

2.1.1 Terms for providing SNPstream Instrument including delivery and installation timelines, purchase option, price schedule, termination date, short fall fee and terminations fee.

A SNPstream System will be provided to customer for the purpose of automated SNP analysis under the following terms:

Delivery and Installation:
--------------------------

[*]

[*]

[*] CONFIDENTIAL MATERIAL OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

2.1.2  Standard Terms and Conditions of Delivery and Installation:

Orchid or its Authorized Representative will install the SNPstream instrument at
a site designated by the client.   The client must have the designated location
for installation prequalified by Orchid or an Authorized Representative to meet certain criteria defined as such:

 .  Space Requirements

     The 3m ORCA will require a working surface space of 180" (457cm) x 90"
          (229cm). It is also recommended to include a 36" (91cm) access space around the entire system. The entire floor spacing surrounding the system should be completely unobstructed from any plumbing, electrical, conduits, chases, other mechanical features, etc.

 .  Air Requirements

     The Multimek system requires clean, filtered air regulated to 85 psi to the system for use. The air supply should terminate at the system with a 1/4" NPT FEMALE fitting. If house air is not available, a compressor will be provided with the SNPstream Instrument.

 .  Electrical Requirements

     The minimum requirement for this system is four 15Amp circuits, or three 20Amp circuits for power. The optimal case is four 20 amp circuits. For each of the 6 optical tables required there should be a 6-outlet power strip. Each of these outlet strips is then connected to the provided circuits.


----------------------------------------------------------------------------------------------------------------------
DEVICE                                    ELEC. CUR. @ 120V            AIR        VAC               COMMENTS
                                                (amps)
----------------------------------------------------------------------------------------------------------------------
Host Computers                                    3
----------------------------------------------------------------------------------------------------------------------
Host Monitors                                    1.5
----------------------------------------------------------------------------------------------------------------------
ORCA Robot                                        6
----------------------------------------------------------------------------------------------------------------------
96-Channel Pipettor                              3.5                    Y
----------------------------------------------------------------------------------------------------------------------
Deck Controller                                  1.5                    Y          Y
----------------------------------------------------------------------------------------------------------------------
Ambient Carousel                                 1.5
----------------------------------------------------------------------------------------------------------------------
Master Flex Console Drive                        3.0
----------------------------------------------------------------------------------------------------------------------
LabLine Shaker                                    1
----------------------------------------------------------------------------------------------------------------------
EL405 Microplate Washer                          6.3                    Y*         Y*         * Unless provided by P/V
                                                                                                pump.
----------------------------------------------------------------------------------------------------------------------
EL405 Microplate Washer                           5
 Pressure/Vacuum
----------------------------------------------------------------------------------------------------------------------
Bar Code Reader                                  0.5
----------------------------------------------------------------------------------------------------------------------
BMG FLUOstar 97                                   2
----------------------------------------------------------------------------------------------------------------------
Best UPS                                          12                                          Provides 1.4 kVA of
                                                                                              battery backup
----------------------------------------------------------------------------------------------------------------------
Multidrop 384                                     .6
----------------------------------------------------------------------------------------------------------------------

 .    Plumbing Requirements

     This system includes a tip-wash station, refillable reservoirs, waste reservoirs, and plate washers. Use of any of these components will require tubing routing and some regard to placement of the system, as these require regular maintenance in the form of filling and/or emptying.

     Orchid or an Authorized Representative will perform installation of the SNPstream Instrument after delivery. Installation will require approximately 10 days to complete. Commissioning, verification of the SNPstream functionality for GBA-based SNP genotyping, will occur within the installation time frame and the installation shall not be considered complete until such functionality is verified to CUSTOMER's reasonable satisfaction.

2.2.1  Standard Terms and Conditions of Training:

[*]

[*]

[*]

[*] CONFIDENTIAL MATERIAL OMITTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

ORCA and Multimek are trademarks of Beckman Coulter Inc.
EL405 Microplate Washer is a trademark of Bio-Tek Instruments
FLUOstar 97 is a trademark of BMG Lab Technologies, Inc.
Windows is a registered trademark of Microsoft Corp